Exhibit 2

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D/A with respect to the Ordinary Shares of Prothena Corporation plc dated as of January 27, 2014 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  January 27, 2014

PERRIGO COMPANY PLC

By:	/s/ Judy L. Brown
Name: Judy L. Brown
Title: Chief Financial Officer

Date:  January 27, 2014

ELAN CORPORATION LIMITED

By:	/s/ William F. Daniel
Name: William F. Daniel
Title: Director

Date:  January 27, 2014

ELAN SCIENCE ONE LIMITED

By:	/s/ William F. Daniel
Name: William F. Daniel
Title: Director